Exhibit 10.4

SHANGHAI CENTURY ACQUISITION CORPORATION

October 21, 2005

FDC Consultants Limited

Suite 1002, 10th Floor

43 Lyndhurst Terrace

Central, Hong Kong, China

Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (“Effective Date”) of the registration statement for the initial public offering (“IPO”) of the securities of Shanghai Century Acquisition Corporation (the “Company”) and continuing (i) until the consummation by the Company of a “Business Combination” (as described in the Company’s IPO prospectus), (ii) 18 months from commencement of the IPO if the Company does not effect a Business Combination, or (iii) 24 months from the consummation of the IPO if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months of commencement of the IPO and the Company has not effected a Business Combination, FDC Consultants Limited shall make available to the Company certain office and secretarial services as may be required by the Company from time to time, situated at Suite 1002, 10th Floor, 43 Lyndhurst Terrace, Central, Hong Kong, China. In exchange therefore, the Company shall pay FDC Consultants Limited the sum of $7,500 per month on the Effective Date and continuing monthly thereafter.

Very truly yours,

SHANGHAI CENTURY ACQUISITION
CORPORATION

By:	/s/ Franklin D. Chu
Franklin D. Chu
Co-Chief Executive Officer

AGREED TO AND ACCEPTED BY:

FDC CONSULTANTS LIMITED

By:	/s/ Franklin D. Chu
Franklin D. Chu
Managing Director